SUBSCRIPTION AGREEMENT FOR PREFERRED SHARES OF

GO EZ CORP.

Abraham Dominguez Cinta, the undersigned, does hereby subscribe for One (1) Preferred Series B shares of the Corporation’s capital stock, par value $0.0001.

I acknowledge and understand that the securities subscribed to herein have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and cannot be sold unless the securities are subsequently registered under the Securities Act or unless an exemption from registration is available.

I, prior to the execution of this Agreement, had stated and represented to the representatives of the Corporation that I have knowledge and experience in financial and business matters and I am capable of evaluating the merits and risks of the investment in the securities subscribed to hereunder.

I agree not to convert at any time the subscribed Preferred Series B shares into Common Shares of the Corporation to a holding greater than 9.9% of the issued and outstanding Common Shares of the Corporation.

I acknowledge that prior to the execution of this Agreement, I and/or my representatives had the opportunity to ask questions of, and receive answers from the Corporation, or any person acting on the Corporation’s behalf concerning the terms and conditions of the offering of the securities subscribed to hereunder, and to obtain additional information on the Corporation.

I acknowledge and understand that no market may exist for the resale of the subscribed securities.

Dated this 8th day of December, 2014.

_______________________________

Abraham Cinta

Accepted this 8th day of December, 2014.

_________________________ _____

Abraham Cinta

Chief-Executive Officer

GO EZ CORP.